UNITED STATES
Securities and Exchange Commission
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CLIFFS NATURAL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 16, 2014, Cliffs Natural Resources Inc. (the "Company") posted various soliciting materials to www.cliffsnr.com/annualmeeting  (the "Website"). Copies of the materials posted to the Website are filed herewith as Exhibit 1. Other than materials filed herewith, all materials posted to the Website that are required to be filed as soliciting material on Schedule 14A have been previously filed by the Company with the Securities and Exchange Commission on Schedule 14A.

The Company issued a news release on June 16, 2014 announcing the issuance of an open letter to shareholders. A copy of the news release is filed herewith as Exhibit 2.

Also on June 16, 2014, the Company sent a communication to salaried employees announcing the issuance of the open letter to shareholders. A copy of the employee communication is filed herewith as Exhibit 3.

Also on June 16, 2014, the Company sent an email to management of hourly employees regarding the issuance of the open letter to shareholders. A copy of the email to management and the employee communication is filed herewith as Exhibit 4.